Exhibit (g)(9)

FOURTH AMENDMENT

TO

AMENDED AND RESTATED MASTER CUSTODIAN AGREEMENT

This Fourth Amendment (“Fourth Amendment”) to the Amended and Restated Master Custodian Agreement dated October 17, 2008 (the “Agreement”) between each registered investment company identified on Appendix A attached hereto, as may be amended from time to time (each registered investment company made subject to the Agreement referred to as the “Fund”, each of which is a Massachusetts business trust or a Maryland corporation) and Brown Brothers Harriman & Co. (“BBH&Co.”) is made as of September 11, 2015.

WHEREAS, the parties hereto entered into the Agreement and now wish to amend the Agreement to allow for the Funds to settle foreign exchange transactions through CLS Bank;

WHEREAS, the Agreement may be amended by written agreement of the parties;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree to amend the Agreement as follows:

I.	Section 2.15(a) of the Agreement is hereby amended by adding the following sentence after the third sentence in such Section:

"The Custodian may, in connection with cash payments made to third party currency brokers/dealers for settlement of the Fund’s foreign exchange spot or forward transactions, foreign currency swap transactions and similar foreign exchange transactions, process settlements using the facilities of the CLS Bank according to CLS Bank’s standard terms and conditions."

II.	Miscellaneous

1.	As amended and appended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

2.	Terms not otherwise defined herein shall have the definitions set forth in the Agreement.

3.	By signing below where indicated, each Fund and BBH&Co. hereby ratify and affirm each of the representations and warranties set forth in the Agreement and confirm that each representation and warranty remains true and correct as of the date hereof.

4.       This Amendment, the Agreement and the other agreements, documents and certificates referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior or current understandings and agreements, whether written or oral.

EACH REGISTERED INVESTMENT COMPANY IDENTIFIED ON APPENDIX A	BROWN BROTHERS HARRIMAN & CO.

By: /s/ John Millette	By: /s/ Elizabeth E. Prickett
Name: John Millette	Name: Elizabeth E. Prickett
Title: Vice President and Secretary	Title: Managing Director

APPENDIX A

TO THE AMENDED AND RESTATED MASTER CUSTODIAN AGREEMENT DATED OCTOBER 17, 2008 BETWEEN THE DEUTSCHE FUNDS AND BROWN BROTHERS HARRIMAN & CO.

LIST OF REGISTERED INVESTMENT COMPANIES

DEUTSCHE GLOBAL HIGH INCOME FUND, INC.

DEUTSCHE GLOBAL/INTERNATIONAL FUND, INC., and its series:

Deutsche Enhanced Emerging Markets Fixed Income Fund

Deutsche Enhanced Global Bond Fund

Deutsche European Equity Fund

Deutsche Global Growth Fund

Deutsche Global Infrastructure Fund

Deutsche Global Small Cap Fund

DEUTSCHE INTERNATIONAL FUND, INC., and its series:

Deutsche CROCI® International Fund

Deutsche Emerging Markets Equity Fund

Deutsche Emerging Markets Frontier Fund

Deutsche Global Equity Fund

Deutsche Latin America Equity Fund

Deutsche World Dividend Fund

DEUTSCHE SECURITIES TRUST, and its series:

Deutsche CROCI® Sector Opportunities Fund

Deutsche Enhanced Commodity Strategy Fund

Deutsche Global Real Estate Securities Fund

Deutsche Gold & Precious Metals Fund

DEUTSCHE VARIABLE SERIES I, and its series:

Deutsche CROCI® International VIP

Deutsche Global Small Cap VIP

DEUTSCHE VARIABLE SERIES II, and its series:

Deutsche Global Equity VIP

Deutsche Global Growth VIP